UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      February 20, 2004

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)


ITEM 2.  Acquisition or Disposition of Assets

     On February 20, 2004, Monarch Casino & Resort, Inc. (the "Company") refinanced its reducing revolving term loan credit facility (the "Credit Facility") that was scheduled to mature on June 30, 2004.

     The new Credit Facility of $50 million, which includes a $46 million payoff for the unpaid balance, replaces the original $80 million loan. The amount of the new Credit Facility may be increased by up to $30 million on a one-time basis if requested by the Company before the second anniversary of the closing date. At the Company's option, borrowings under the Credit Facility can accrue interest at the agent bank's base rate (the "Base Rate") or at the London Interbank Offered Rate ("LIBOR") for one, two, three or six month periods. The rate of interest paid by the Company will include a margin added to either the Base Rate or to LIBOR that is tied to the Company's ratio of funded debt to EBITDA (1) (the "Leverage Ratio"). Depending on the Company's Leverage Ratio, this margin can vary between 0.25 percent and 1.25 percent above the Base Rate, and between 1.50 percent and 2.50 percent above LIBOR.

     The Company may utilize proceeds from the new Credit Facility for working capital needs and general corporate purposes relating to the Company's Atlantis Casino Resort and for ongoing capital expenditure requirements at the Atlantis.

     The Credit Facility is secured by liens on substantially all of the real and personal property of the Atlantis, and is guaranteed by Monarch. The Credit Facility contains covenants customary and typical for a facility of this nature, including, but not limited to, covenants requiring the preservation and maintenance of the Company's assets and covenants restricting the Company's ability to merge, transfer ownership of Monarch, incur additional indebtedness, encumber assets, and make certain investments. The Credit Facility also contains covenants requiring the Company to maintain certain financial ratios, and provisions restricting transfers between Monarch and its affiliates. The Credit Facility also contains provisions requiring the achievement of certain financial ratios before the Company can repurchase its common stock.

     The maturity date of the new Credit Facility is February 23, 2009. Beginning June 30, 2004, the maximum principal borrowable under the Credit Facility is reduced in equal increments of $1.625 million per quarter with the remaining balance due at the maturity date. The Company may prepay borrowings under the Credit Facility without penalty (subject to certain charges applicable to the prepayment of LIBOR borrowings prior to the end of the applicable interest period). Amounts prepaid under the Credit Facility may be reborrowed so long as the total borrowings outstanding do not exceed the maximum principal available. The Company may also permanently reduce the maximum principal available under the Credit Facility at any time so long as the amount of such reduction is at least $500 thousand and a multiple of $50 thousand.

     The Company paid various fees and other loan costs upon the closing of the refinancing of the Credit Facility that are being amortized over the term of the Credit Facility using the straight-line method, which approximates the effective interest rate method. Management does not consider the covenants to restrict the Company's operations.

                                     -2-
BACKGROUND

     At origination in 1997, the Company had an $80 million reducing revolving term loan credit facility with a consortium of banks. Prior to the just completed refinancing, the Credit Facility was also guaranteed individually by John Farahi, Co-Chairman of the Board, Chief Executive Officer and Chief Operating Officer of Monarch and General Manager of the Atlantis; Bahram (Bob) Farahi, Co-Chairman of the Board and President of Monarch; and Behrouz Ben Farahi, Co-Chairman of the Board, Chief Financial Officer, Secretary and Treasurer of Monarch. These individuals did not provide any personal guarantees for the new Credit Facility.

     A copy of the final loan documents is filed herewith as Exhibit 99.1 and incorporated herein by reference.

     Also attached hereto and incorporated by reference is Exhibit 99.2, the actual text of the press release dated March 1, 2004.


ITEM 7.  Financial Statements and Exhibits

     (c) Exhibits

         99.1 Credit Agreement dated as of February 20, 2004 between Golden Road Motor Inn, Inc. as Borrower, Monarch Casino & Resort, Inc. as Guarantor, the Lenders as defined therein, and Wells Fargo Bank as administrative and collateral Agent for the Lenders and Swingline Lender; Revolving Credit Note; Swingline Note; Form of Notice of Borrowing; Continuation / Conversion Notice; Compliance Certificate; Pricing Certificate; Authorized Officers Certificate; Closing Certificate; General Continuing Guaranty; Form of Legal Opinion; Form of Notice of Swingline Advance; Assumption and Consent Agreement - Form; Assumption, Assignment and Consent Agreement; Pledge and Assignment of Savings Account Agreement; Schedule of Spaceleases; Schedule of Equipment Leases and Contracts; Hotel/Casino Property; and V/P Property.

         99.2 Text of press release dated March 1, 2004.




















                                     -3-
                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.
                                          (Registrant)


Date:    March 8, 2004                    By: /s/ Ben Farahi
                                              -------------------------------
                                          Name:   Ben Farahi
                                          Title:  Chief Financial Officer,
                                                  Treasurer and Secretary











































                                     -4-
                                                                  Exhibit 99.2

                                PRESS RELEASE

              MONARCH CASINO & RESORT, INC. ANNOUNCES SUCCESSFUL
            REFINANCING OF ITS REDUCING REVOLVING CREDIT FACILITY

     Reno, NV - March 1, 2004 - Monarch Casino & Resort, Inc. (Nasdaq: MCRI) (the "Company") today announced it has refinanced its reducing revolving term loan credit facility (the "Credit Facility") that was scheduled to mature on June 30, 2004.

     The new Credit Facility of $50 million, which includes a $46 million payoff for the unpaid balance, replaces the original $80 million loan. The amount of the new credit Facility may be increased by up to $30 million on a one-time basis if requested by the Company before the second anniversary of the closing date. At the Company's option, borrowings under the Credit Facility can accrue interest at the agent bank's base rate (the "Base Rate") or at the London Interbank Offered Rate ("LIBOR") for one, two, three or six month periods. The rate of interest paid by the Company will include a margin added to either the Base Rate or to LIBOR that is tied to the Company's ratio of funded debt to EBITDA (1) (the "Leverage Ratio"). Depending on the Company's Leverage Ratio, this margin can vary between 0.25 percent and 1.25 percent above the Base Rate, and between 1.50 percent and 2.50 percent above LIBOR.

     The Company may utilize proceeds from the new Credit Facility for working capital needs and general corporate purposes relating to the Company's Atlantis Casino Resort and for ongoing capital expenditure requirements at the Atlantis.

     The Credit Facility is secured by liens on substantially all of the real and personal property of the Atlantis, and is guaranteed by Monarch. The Credit Facility contains covenants customary and typical for a facility of this nature, including, but not limited to, covenants requiring the preservation and maintenance of the Company's assets and covenants restricting the Company's ability to merge, transfer ownership of Monarch, incur additional indebtedness, encumber assets, and make certain investments. The Credit Facility also contains covenants requiring the Company to maintain certain financial ratios, and provisions restricting transfers between Monarch and its affiliates. The Credit Facility also contains provisions requiring the achievement of certain financial ratios before the Company can repurchase its common stock or pay or declare dividends.

     The maturity date of the new Credit Facility is February 23, 2009. Beginning June 30, 2004, the maximum principal borrowable under the Credit Facility is reduced in equal increments of $1.625 million per quarter with the remaining balance due at the maturity date. The Company may prepay borrowings under the Credit Facility without penalty (subject to certain charges applicable to the prepayment of LIBOR borrowings prior to the end of the applicable interest period). Amounts prepaid under the Credit Facility may be reborrowed so long as the total borrowings outstanding do not exceed the maximum principal available. The Company may also permanently reduce the maximum principal available under the Credit Facility at any time so long as the amount of such reduction is at least $500 thousand and a multiple of $50 thousand.


                                     -5-
     The Company paid various fees and other loan costs upon the closing of the refinancing of the Credit Facility that are being amortized over the term of the Credit Facility using the straight-line method, which approximates the effective interest rate method. Management does not consider the covenants to restrict the Company's operations.

BACKGROUND

     At origination in 1997, the Company had an $80 million reducing revolving term loan credit facility with a consortium of banks. Prior to the just completed refinancing, the Credit Facility was also guaranteed individually by John Farahi, Co-Chairman of the Board, Chief Executive Officer and Chief Operating Officer of Monarch and General Manager of the Atlantis; Bahram (Bob) Farahi, Co-Chairman of the Board and President of Monarch; and Behrouz Ben Farahi, Co-Chairman of the Board, Chief Financial Officer, Secretary and Treasurer of Monarch. These individuals did not provide any personal guarantees for the just completed refinancing of the Credit Facility.


     Monarch, through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada. The Atlantis is the closest hotel-casino to, and is directly across the street from, the Reno-Sparks Convention Center, which completed a $105 million expansion and renovation in August 2002. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet from street level and spanning 160 feet across the street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company that is compliant with all casino zoning requirements, and is suitable and available for future expansion of the Atlantis facilities, and is currently being used by the Company as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge while featuring approximately 51,000 square feet of high-energy casino space with 37 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and a variety of dining choices in the form of nine high-quality food outlets.

     This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to the refinancing of its Credit Facility. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's financial results are included in the Company's Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts: Ben Farahi at (775) 825-3355 or benfarahi@monarchcasino.com
          Karl G. Brokmann at (775) 825-3355 or kbrokmann@monarchcasino.com

For additional information including artist renditions and photographs, visit Monarch's web site at monarchcasino.com.


(1) "EBITDA" consists of net income plus provision for income taxes, other expenses (income), and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from

                                     -6-

operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented, may not be comparable to similarly titled measures presented by other companies.




















































                                   -7-